Loan Agreement

By and between

The Shareholders of Zhejiang Joinan Lighting Co., Ltd.

(“Borrowers”)

and

Jiangshan Greenworld Photoelectricity Consulting Co., Ltd.

(“Lender”)

 May 6, 2011

Loan Agreement

Loan Agreement

This Loan Agreement (“this Agreement”) is executed by and among the following Parties on May 6, 2011.

(1)	Shareholders of Zhejiang Joinan Lighting Co., Ltd. . (hereinafter collectively as “Borrowers”), as follows:

Name of the Shareholders	Shareholding Ratio %	Contribution	ID Card No.	Contact Address
Lixia Wang	45%	1,350,000	360424197404070010
Jiangtu Zhu	27%	810,000	320311196611111277
Huanyong Wang	20%	600,000	332624196308020032
Tianhui Liu	8%	240,000	362133197612023333

and

(2)
Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. (hereinafter called the “Lender”), a wholly foreign owned enterprise registered in China with its registered address at 18-3, Xing Gong Seventh Road, Shangyu, Jiangshan; . It’s legal representative is Liu Chuanling.

(Borrowers and Lender are collectively called “the Parties” or “each Party” or “a Party” respectively.)

WHEREAS:

(1)	Borrowers collectively hold 100% of the Equity Interests in Zhejiang Joinan Lighting Co., Ltd. (the “Company”);
(2)	Lender is a wholly foreign owned enterprises incorporated in Jiangshan, Zhejiang in accordance with the laws of People’s Republic of China;
(3)	Borrowers desire to borrow from Lender for the operations of the Company by pledging their equity in the Company to Lender as the guaranty hereof, and Lender agrees to provide such loan to Borrowers.

Loan Agreement

NOW, THEREFORE, The Parties made and entered into this Agreement with respect to the Loan hereunder through friendly negotiation as follows:

1.	Definitions

Except provided otherwise, the terms under this Agreement shall mean:

1.1
“Assets Transfer” refers to the assignment of the Company’s assets to Lender or its designated third party in accordance with the provisions of the exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) executed on the execution date of this Agreement;

1.2
“Company” refers to Zhejiang Joinan Lighting Co., Ltd., a domestic company which is incorporated and validly existing under the PRC Laws, its business license No. is 330881000007827, and its registered address is 18, Xing Gong Seventh Road, Shangyu, Jiangshan;

1.3	“Equity” or “Equity Interests” refers to one hundred percent (100%) of the equity interests in the Company owned by Borrowers;

1.4
“Equity Transfer” refers to the assignment of Company’s Equity Interests held by Borrowers to Lender or its designated third party in accordance with the provisions of the Exclusive Purchase Option Agreement;

1.5	“Loan” refers to the Total Principal loaned to Borrowers by Lender in accordance with Article 2 hereunder;

1.6	“PRC” refers to the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;

1.7	“PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect now or as they may be modified throughout the term of this Agreement;

1.8	“RMB” refers to the legal currency within the PRC;

1.9	“Shareholders” or “Borrowers” refers to each of the owners of the Equity Interests in the Company.

2.	The Total Loan Amount

2.1	The total principal of the Loan hereunder is 300,000 Yuan (“Total Principal”), the amount and ratio of the Loan loaned to each Shareholder are shown below:

Name of the Shareholders	Amount of the Loan Yuan)	Percentage in Total Principal (%)
Lixia Wang	135,000	45%
Jiangtu Zhu	81,000	27%
Huanyong Wang	60,000	20%
Tianhui Liu	24,000	8%

Loan Agreement

3.	Term of the Loan

Unless otherwise provided, the term of Loan shall commence upon the obtaining of the Loan by Borrowers and expire when the Loan is completely repaid by Borrowers in accordance with the provisions of Article 6 hereunder or expressly waived in writing by Lender.

4.	Loan Usage

4.1
The Total Principal of the Loan provided hereunder shall be used by Borrowers for the operations of the Company, and Borrowers shall in no event change the usage without the prior written consent by Lender. Borrowers hereby covenant and agree to contribute, within two (2) working days immediately following the funding of the Loan, the Total Principal of the Loan to the bank account of the Company.

5.	Loan Interest

5.1	Except as provided in Section 5.2 hereunder, the Loan hereunder shall be interest-free.

5.2
When the Equity Transfer or the Assets Transfer set forth in the Article 6 hereof takes place and if the deemed value of the consideration of Equity Transfer or consideration of Assets Transfer in accordance with Article 6 hereof is higher than the Total Principal due to the requirement by the then applicable law or any other reason, the excess shall be deemed to be  interest on the Loan (the “Interest”) to the maximum extent being permitted by the PRC Laws, and shall be repaid to Lender by Borrowers together with the Total Principal pursuant to the consideration of Equity Transfer or consideration of Assets Transfer, as the case may be, in accordance with Article 6 hereof. Borrowers further agree to handle the balance in excess of the permitted Interest according to Lender’s instruction.

6.	Repayment

6.1
The Loan shall become due and payable upon request of Lender after the completion of the Equity transfer or the Assets transfer. Lender shall be entitled to demand the repayment at any time by the delivery of a written notice of demand for repayment sent by Lender to Borrowers (“Repayment Notice”). The Repayment Notice shall indicate Lender’s election for the Loan to be repaid by way of the consideration of Equity Transfer or consideration of Assets Transfer in accordance with Section 6.3, or by other manner set forth in the Repayment Notice.

Loan Agreement

6.2	Repayment Notice shall indicate the terms and conditions for repayment of the Loan (“Repayment Terms”).

6.3	Except as provided otherwise by Repayment Notice, Borrowers shall repay the Loan to Lender in accordance with the following provisions:

6.3.1
In the event of an Equity Transfer under the Exclusive Purchase Option Agreement, the Loan shall be repaid in full by way of Borrowers’ payment to Lender of the consideration of Equity Transfer paid by Lender to Borrowers, net of any tax paid by the Shareholders on such consideration (the “Consideration of Equity Transfer”) (If the deemed value of the Consideration of Equity Transfer is higher than the Total Principal, the excess shall be deemed to be Interests of the Loan to the maximum extent being permitted by PRC Laws. Borrowers further agree to handle the balance in excess of the permitted Interest according to Lender’s instruction);

6.3.2
In the event of an Assets Transfer, the Loan shall be repaid in full by way of Borrowers’ payment to Lender of their allocable portion, to the maximum extent as permitted by PRC Laws, of the consideration paid by Lender to the Company for the Assets Transfer, net of any tax paid by the Company or the Shareholders on such consideration (the “Consideration of Assets Transfer”) (If the deemed value of the Consideration of Assets Transfer is higher than the Total Principal, the excess shall be deemed to be Interest on the Loan to the maximum extent being permitted by PRC Laws. Borrowers further agree to handle the balance in excess of the permitted Interest according to Lender’s instruction);

6.4
If the deemed value of the Consideration of Equity Transfer or Assets Transfer is lower than the Total Principal under this Agreement, Borrowers shall be exempted from the shortfall repayment obligation.

7.	Conditions for Granting of the Loan

7.1
Lender shall grant the Loan immediately following the receipt of the written evidence which proves that the Parties have fulfilled all the following conditions hereof (or subject to any waiver by Lender of any conditions as follows):

Loan Agreement

7.1.1	Lender has obtained all of the required licenses, permits, approvals and registrations to open its capital account and current bank accounts and has commenced its business;
7.1.2	Borrowers have signed the Equity Pledge Agreement set forth in Article 9 hereof; and
7.1.3
The warranties and undertakings made by Borrowers in Article 8 hereof shall be true, correct and complete in all aspects when made, and shall be true, correct and complete in all aspects during the term of the Loan.

7.2	Borrowers shall cause the Total Principal amount to be transferred directly to the Company’s bank account for the operations of the Company.

8.	Borrower’s Warranties and Undertakings

8.1	Borrowers hereby represent and warrant to Lender that, as of the execution date of this Agreement:

8.1.1
Borrowers legally hold one hundred percent (100%) of the Equity Interests in the Company and there are no other options, warrants, rights, agreements or understandings by which any person has a right or claim to acquire from the Company or from any member of Borrowers any equity interest in the Company;

8.1.2	Except as otherwise provided in the Equity Pledge Agreement and Exclusive Purchase Option Agreement, there is no pledge or other forms of encumbrances or claims on the Equity Interests;
8.1.3	There are no material debts which adversely affect the Loan borrowed by Borrowers from Lender;
8.1.4	Borrowers have obtained all the necessary written approvals and authorizations from every relevant third party, if any, with respect to Borrowers’ execution and implementation of this Agreement; and
8.1.5	Execution of this Agreement by Borrowers shall not constitute any breach of the Article of Associations of the Company.

8.2	Borrowers undertake, and will also cause the Company to undertake, the followings:

8.2.1
Except as otherwise provided in the Equity Pledge Agreement and Exclusive Purchase Option Agreement and other agreements signed among Borrowers, the Company and the Lender, without Lender’s prior written consent, Borrowers and Company shall not transfer, sell, mortgage or otherwise dispose of or encumber any assets or incomes of the Company;

Loan Agreement

8.2.2
Without Lender’s prior written consent, Borrowers shall not engage in any business or operation which is in competition with the Company, the Company’s owned or controlled subsidiaries and Lender, nor shall Borrowers invest in or work for any company or entity which is in competition with the Company, the Company’s owned or controlled subsidiaries, or Lender;

8.2.3
Without Lender’s prior written consent, Borrowers shall not take action to supplement or amend the Articles of Association of the Company, nor to increase or decrease the registered capital or change the shareholding structure of the Company in any manner;

8.2.4
Without Lender’s prior written consent, Borrowers or the Company shall not take action to, and shall prevent the Company from taking action to approve, cause or allow the dissolution, liquidation or change of legal form of the Company or any of its owned and controlled subsidiaries;

8.2.5
Without Lender’s prior written consent, the shareholder’s meeting of the Company shall not approve, cause or allow any profit distribution proposal, nor shall Borrowers accept such distributed dividends; at Lender’s request, Borrowers shall promptly convene the shareholder’s meeting of the Company for the purpose of allocating the Company’s distributable profits, approve for the profit distribution proposal, which has been approved by Lender in writing in advance, and accept such distributed dividends;

8.2.6	At Lender’s request, Borrowers shall provide Lender with all information regarding the Company’s business operation and financial condition;
8.2.7	Without Lender’s prior written consent, Borrowers shall not incur or succeed to any debts or liabilities which may adversely affect their Equity Interests;
8.2.8
Borrowers shall appoint, and appoint only, the candidates nominated by Lender to the board of directors and supervisor office of the Company, and shall not replace such candidates without Lender’s written consent;

8.2.9
Except as Lender may otherwise consent in writing in advance, Borrowers shall not cause the Company shareholders’ meeting and the board of directors to approve any establishment of new subsidiary, any acquisition by, any consolidation with, or any investment in any third party;

8.2.10
Borrowers shall promptly notify Lender of any pending or threatened lawsuit, arbitration or administrative disputes which involve the assets, business or incomes of the Company; and make every effort to take action to resolve such lawsuit, arbitration or administrative disputes for safeguarding the legal rights and interests of the Company;

8.2.11	Without Lender’s prior written consent, Borrowers shall not take action to approve, cause or allow any conduct that could materially affect the Company’s assets, business or liabilities; and

Loan Agreement

8.2.12
Borrowers shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any conduct which may affect the validity or enforceability of this Agreement.

9.	Guaranty of the Loan

To secure the repayment of the Loan hereunder, Borrowers agree to pledge all their Equity Interests in the Company to Lender, and all Parties agree to execute the Equity Pledge Agreement with respect thereto.

10.	Tax and Expense

10.1
The Parties shall pay their respective taxes and expenses in relation to the execution and performance hereof in accordance with the PRC Laws. Borrowers may charge their taxes and expenses in relation to the execution and performance hereof to the Company, upon Lender’s prior approval.

10.2	Lender shall pay the taxes and expenses in accordance with Section 6.4 hereof (if applicable).

11.	Assignment of Agreement

11.1	Borrowers shall not transfer any or all of their rights and obligations under this Agreement to any third party without the prior written consent of Lender.

11.2
The Parties agree that Lender shall be allowed, at its own discretion, to transfer any or all of its rights and obligations under this Agreement to any third party upon the delivery of a five (5)–day written notice to Borrowers.

12.	Liabilities and Indemnities for Breach of this Agreement

12.1	If Borrowers fail to use the Loan in compliance with the terms and conditions of this Agreement, Lender may require Borrowers to promptly repay the unduly used part.

12.2
If Borrowers breach any warranty or undertaking as provided in Article 8 or other provisions under this Agreement hereof, or the Company breaches any provisions provided in the Technology Service Agreement, Consigned Management and Service Agreement or Exclusive Purchase Option Agreement or other agreements signed among Borrowers, the Company and Lender, and fail to redress such breach within fifteen (15) days upon receipt of the written notice from Lender, Lender shall be entitled to request Borrowers to repay the granted Loan immediately.

Loan Agreement

12.3
Borrowers should be jointly and severally liable for their obligations under this Agreement. If any of the Borrowers fails to repay the Loan in compliance with the terms and conditions of this Agreement, Borrowers should pay a damage of 0.03% of the unpaid part of the repayable Loan on each day of delay to Lender. If the repayment is delayed for more than fifteen (15) days, Lender is entitled to foreclose its equity pledge rights in accordance with the Equity Pledge Agreement.

13.	Effectiveness, Modification and Cancellation

13.1	This Agreement shall take effect on the date of execution hereof by the Parties.

13.2	The modification of or amendment to this Agreement shall not be effective without written agreement of the Parties through the negotiation.

13.3
This Agreement shall not be terminated or canceled without written agreement through negotiation, provided Lender may, by delivering a thirty (30)-day prior notice to Borrowers hereto, terminate this Agreement.

13.4
Unless Lender fails to grant the Loan as required hereunder after the satisfaction of all conditions as set forth in Section 7.1 hereunder by Borrowers, Borrowers shall not be entitled to unilaterally terminate this Agreement.

14.	Confidentiality

14.1
The negotiation, execution and articles of this Agreement and any information, documents, data and all other materials (herein “Confidential Information”) arising out of the implementation of this Agreement, shall be kept in strict confidential by the Parties. Without the written approval by the other Parties, neither of the Parties shall disclose to any third parties any Confidential Information, but the following shall not be considered to be “Confidential Information”:

(1)	The materials that are known by the general public (but not including the materials disclosed by a party receiving the materials in breach of this Agreement); or
(2)	The materials required to be disclosed subject to the applicable laws or the rules or provisions of any stock exchange.

The materials disclosed by each Party to its legal or financial consultants relating to the transactions under this Agreement, provided the legal or financial consultants shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by staff or employed institution of any Party shall be deemed as the disclosure of such materials by such Party, and such Party shall bear the liabilities for breaching the contract.

Loan Agreement

14.2	This Article shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

15.	Force Majeure

15.1
“Force Majeure” refers that any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;.

15.2
If an event of Force Majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of Force Majeure shall notify the other Party without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of Force Majeure on the other Party, and shall not assume the liabilities for breaching this Agreement. While the Force Majeure is continuing, the Party alleging breach may suspend her performance. The Parties shall keep on performing this Agreement after the event of Force Majeure disappears.

16.	Governing Law and Dispute Resolution

16.1	The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under PRC Laws.

16.2
Any dispute arising out of this Agreement shall be resolved by Parties through mutual negotiation. If Parties could not reach an agreement within thirty (30) days since the dispute is brought forward, any Party may submit the dispute to China International Economic and Trade Arbitration Commission in Beijing for arbitration under its applicable rules, the language of arbitration proceedings shall be English. The arbitration award should be final and binding upon both parties.

16.3	During the process of dispute-resolution, Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

17.	Miscellaneous

17.1
The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

Loan Agreement

17.2	This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

17.3
Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: five (5) business days after deposit in the mail; (2) personal delivery or by fax: two (2) business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Representative appointed by Borrowers: Liu Tianhui

Address: 18, Xing Gong Seventh Road, Shangyu, Jiangshan;

Tel: 0570-4352001
Fax: 0570-4352000

Lender
Contact person: Liu Chuanling
Address: 18-3, Xing Gong Seventh Road, Shangyu, Jiangshan;

Tel:
Fax:

17.4
If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which effects the Parties original intention to the largest extent.

17.5
This Agreement shall be executed in English and Chinese language versions, each of which shall have equal validity. However, in the event of any inconsistency between the two, the English language version shall govern and control.

17.6	This Agreement is executed in six (6) copies with each of the person signing this Agreement holding one copy. Each of copy shall be equally valid and authentic.

Loan Agreement

IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

For and on behalf of

Borrowers:
All Shareholders of Zhejiang Joinan Lighting Co., Ltd.

Wang Lixia: ______________________

Zhu Jiangtu: ______________________

Wang Huanyong: ______________________

Liu Tianhui: ______________________

Lender:

Jiangshan Greenworld Photoelectricity Consulting Co., Ltd.

Legal Representative: Liu Chuanling

Signature & Seal: _____________________